AMENDMENT NO. 1 TO AMENDED AND RESTATED SECURITY

AGREEMENT

Dated as of December 6, 2012

Reference is made to that certain Amended and Restated Security Agreement, dated as of August 27, 2012 (as from time to time amended, supplemented or otherwise modified, the “Security Agreement”), among Invesco High Income Trust II (formerly known as Invesco Van Kampen High Income Trust II, the “Borrower”); State Street Bank and Trust Company, as agent (in such capacity, together with its successors and assigns, the “Agent”) for itself and the other lending institutions (collectively, the “Banks”) which are or may become parties to the Amended and Restated Credit Agreement, dated as of August 27, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Banks, the Agent and the other parties thereto; and State Street Bank and Trust Company, in its capacity as Custodian (as defined in the Credit Agreement) and as “securities intermediary” (as such term is defined in the UCC) with respect to the Securities Account and as a “bank” (as such term is defined in the UCC) with respect to the Deposit Accounts (collectively, in such capacities, the “Custodian”). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Security Agreement.

WHEREAS, the Borrower has, effective as of December 3, 2012, amended its Charter Documents to change its name from “Invesco Van Kampen High Income Trust II” to “Invesco High Income Trust II”; and

WHEREAS, in connection with such name change, the Borrower, the Agent and the Custodian desire to amend the Security Agreement to reflect such name change;

NOW, THEREFORE, the parties hereto agree that, effective as of the date hereof, the Security Agreement is hereby amended such that:

(a) each reference in the Security Agreement to “Invesco Van Kampen High Income Trust II” shall be deleted and replaced with a reference to “Invesco High Income Trust II”;

(b) Section 4.9 of the Security Agreement is amended by (i) replacing the words “account no. JL63 entitled ‘VK High Income Trust II’”, with the words “account no. JL63 entitled ‘Invesco High Inc Trust II’” and (ii) replacing the words “account no.
6977-9957 entitled ‘VKAC LTD TM HI INC JL63’” with the words “account no. 6977-9957 entitled ‘INVESCO HIGH INC TR JL63’”; and

(c) the first sentence of Section 5 of the Security Agreement is amended by deleting such sentence in its entirety and restating such sentence as follows: “The Borrower has delivered to the Agent, as of December 3, 2012, an updated certificate signed by the Borrower and entitled “Perfection Certificate” (such certificate, as it may be updated from time to time to give effect to any changes to the information set forth therein, but solely to the extent that such changes will not result in a breach of the terms of this Agreement, the “Perfection Certificate”).”

This Amendment No. 1 to Amended and Restated Security Agreement (this “Amendment”) shall become effective as of the date first written above upon receipt of each of the parties hereto of this Amendment, duly executed and delivered by each of the Agent, the Borrower and the Custodian and receipt by the Agent of evidence of the Borrower’s name change.

The Borrower ratifies and confirms in all respects all of its obligations to the Custodian, the Agent and the Banks under the Security Agreement and the other Loan Documents. The Security Agreement and this Amendment shall be read and construed as a single agreement. All references in the Security Agreement or any related agreement or instrument to the Security Agreement shall hereafter refer to the Security Agreement as amended hereby

THIS AMENDMENT NO.1 TO AMENDED AND RESTATED SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

STATE STREET BANK AND TRUST COMPANY, as Agent		INVESCO HIGH INCOME TRUST II

By:
Name:
Title:

By:	/s/ Janet B. Nolin
Name: Janet B. Nolin
Title: Vice President

STATE STREET BANK AND TRUST COMPANY, as Custodian

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

STATE STREET BANK AND TRUST COMPANY, as Agent		INVESCO HIGH INCOME TRUST II

By:
Name:
Title:

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY, as Custodian

By:	/s/ Michael F. Rogers
Name: Michael F. Rogers
Title: Executive Vice President

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

STATE STREET BANK AND TRUST COMPANY, as Agent		INVESCO HIGH INCOME TRUST II

		By:	/s/ Elizabeth Nelson
Name: Elizabeth Nelson
Title: Assistant Secretary

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY, as Custodian

By:
Name:
Title: